Exhibit 99.1

For more information, contact:

FalconStor Software, Inc.

Vincent Sita

Chief Financial Officer

vincent.sita@falconstor.com

FalconStor Software Announces Fourth Quarter and Full Year 2022 Results

Expanding Hybrid Cloud Momentum Fuels ARR Growth

•
Generated a 20% increase in total hybrid cloud ARR run-rate for Q4 versus the previous quarter and a 222% increase versus Q4 of 2021, as sales from IBM relationship formally launched in the second half of 2022
•
Extended hybrid cloud sales beyond IBM Cloud and MSPs in Q4 with first customer using Microsoft Azure IBM Power virtual server offering managed by Skytap for DRaaS
•
Generated 14% increase in MSP-driven hybrid cloud ARR run-rate for Q4 versus the previous quarter and a 104% increase versus Q4 2021

AUSTIN, TEXAS (March 15, 2023) - FalconStor Software, Inc. (OTCQB: FALC), a trusted data protection leader modernizing disaster recovery and backup for the hybrid cloud world, today announced financial results for its fourth quarter and full year 2022, which ended on December 31, 2022.

“We are pleased with the progress we made in the 2022, especially in Q4 and the last half of the year, as our joint sales with IBM to deliver hybrid cloud data protection solutions to IBM customers formally launched in the second half and began to increase,” said Todd Brooks, FalconStor CEO. “IBM’s hybrid cloud focus is a key element of its growth strategy, as detailed in each of their earnings announcements in 2022. Our joint solutions enable IBM customers across the globe to optimize data protection within each of their operating environments, whether those environments run on-premises or in the cloud. In addition, our partnership with IBM is enabling MSPs to expand the backup-as-a-service offerings they provide to IBM and non-IBM customers alike, as more and more enterprises entrust MSPs to manage their IT environments.”

“While total revenue declined by 30% year over year in 2022, as we continued our shift from legacy perpetual revenue to annual recurring revenue, total revenue increased by 26% in the second half of 2022 compared to the first half of the year. This increase is a good early validation of our expanding partner sales since the formal launch of our IBM relationship at the beginning of the second half of 2022, stated Brooks. “In addition, we continued to maintain tight control of our operating expenses, resulting in positive net income in the second half of 2022. We are excited by the progress we made in 2022 and believe we have created a strong foundation from which to build in 2023 and beyond.”

Fourth Quarter 2022 Financial Results

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Hybrid Cloud ARR Run-Rate: 20% increase compared to the previous quarter, and 222% increase year over year
•
Ending Cash: $2.0 million, compared to $1.7 million in the previous quarter, and $3.2 million in the fourth quarter of fiscal year 2021
•
Total Revenue: $2.5 million, compared to $3.1 million in the previous quarter, and $3.7 million in the fourth quarter of fiscal year 2021
•
Total Cost of Revenue: $0.4 million, compared to $0.4 million in the previous quarter, and $0.4 million in the fourth quarter of fiscal year 2021
•
Total Operating Expenses: $2.2 million, compared to $2.3 million in the previous quarter, and $3.0 million in the fourth quarter of fiscal year 2021
•
GAAP Net Income (Loss): $20 thousand, compared to $0.2 million in the previous quarter, and ($0.3) million in the fourth quarter of fiscal year 2021

Second Half 2022 Financial Results

•
Total Revenue: $5.6 million, compared to $4.4 million during the first half of year 2022
•
Total Cost of Revenue: $0.8 million, compared to $0.8 million during the first half of year 2022
•
Total Operating Expenses: $4.5 million, compared to $5.3 million during the first half of year 2022
•
GAAP Net Income (Loss): $0.2 million, compared to ($2.0) million during the first half of year 2022

Full Year 2022 Financial Results

•
Total Revenue: $10.1 million, compared to $13.9 million during the full year of 2021
•
Total Cost of Revenue: $1.6 million, compared to $2.0 million during the full year of 2021
•
Total Operating Expenses: $9.7 million, compared to $11.6 million during the full year of 2021
•
GAAP Net Income (Loss): ($1.8) million, compared to ($42) thousand during the full year of 2021

Conference Call and Webcast Information

WHO: Todd Brooks, Chief Executive Officer, FalconStor and Vincent Sita, Chief Financial Officer, FalconStor

WHEN: Wednesday, March 15, 2023, 4:00 PM Central; 5:00 PM Eastern

To register for our earnings call, please click the following link:

FALCONSTOR FOURTH QUARTER 2022 FINANCIAL TELECONFERENCE AND PRESENTATION

As an alternative, you can copy and paste the following link into your web browser to register:

https://register.gotowebinar.com/register/1800241812476581214

Conference Call:

Please dial the following if you would like to interact with and ask questions of FalconStor hosts:

Toll Free: 877-568-4108

Access Code: 796-227-449

Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) depreciation, (ii) amortization, (iii) restructuring expenses, (iv) severance expenses, (v) board expenses, (vi) stock based compensation, (vii) non-operating expenses (income) including income taxes and interest & other expenses (income). For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Reconciliation of Net Income (Loss) to Adjusted EBITDA presented in this release.

About FalconStor Software

FalconStor is the trusted data protection software leader modernizing disaster recovery and backup operations for the hybrid cloud world. The Company enables enterprise customers and managed service providers to secure, migrate, and protect their data while reducing data storage and long-term retention costs by up to 95%. More than 1,000 organizations and managed service providers worldwide standardize on FalconStor as the foundation for their cloud first data protection future. Our products are offered through and supported by a worldwide network of leading managed service providers, systems integrators, resellers, and original equipment manufacturers.

# # #

FalconStor and FalconStor Software are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader's convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate. Use of information obtained by following these links is at the reader's own risk.

CONTACT INFORMATION

For more information, contact:

Vincent Sita

Chief Financial Officer FalconStor Software Inc.

investorrelations@falconstor.com

CONTACT US AROUND THE GLOBE

Corporate Headquarters	Europe Headquarters
501 Congress Avenue	GERMANY
Suite 150	Landsberger Straße 302
Austin, Texas 78701	80687 München, Germany
Tel: +1.631.777.5188	salesemea@falconstor.com
salesinfo@falconstor.com

FalconStor Software, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2022	December 31, 2021

Assets
Current assets:
Cash and cash equivalents	$2,011,062	$3,181,209
Accounts receivable, net	2,278,802	2,855,135
Prepaid expenses and other current assets	897,493	1,074,972
Contract assets, net	181,933	209,936
Inventory	—	7,744
Total current assets	5,369,290	7,328,996
Property and equipment, net	86,263	153,904
Operating lease right-of-use assets	34,416	112,405
Deferred tax assets, net	—	30,190
Software development costs, net	53,057	42,695
Other assets, net	98,747	106,023
Goodwill	4,150,339	4,150,339
Other intangible assets, net	20,086	51,362
Contract assets	357,914	692,712
Total assets	$10,170,112	$12,668,626
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$387,379	$297,033
Accrued expenses	1,427,979	1,099,257
Operating lease liabilities	34,416	76,940
Current portion of notes payable, net of debt issuance costs and discounts	177,149	—
Deferred revenue, net	3,684,742	4,617,422
Total current liabilities	5,711,665	6,090,652
Other long-term liabilities	956,023	950,843
Notes payable, net	2,163,090	2,154,098
Operating lease liabilities	—	35,465
Deferred tax liabilities, net	537,651	500,499
Deferred revenue, net	1,281,107	1,764,249
Total liabilities	$10,649,536	$11,495,806
Commitments and contingencies
Series A redeemable convertible preferred stock	15,928,018	14,384,388
Total stockholders' deficit	(16,407,442)	(13,211,568)
Total liabilities and stockholders' deficit	$10,170,112	$12,668,626

FalconStor Software, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Revenue:
Product revenue	$1,120,241	$1,816,094	$4,246,177	$6,988,067
Support and services revenue	1,429,424	1,851,716	5,806,071	6,946,828
Total revenue	2,549,665	3,667,810	10,052,248	13,934,895
Cost of revenue:
Product	32,252	26,123	97,270	325,089
Support and service	338,847	394,120	1,467,611	1,627,187
Total cost of revenue	371,099	420,243	1,564,881	1,952,276
Gross profit	2,178,566	3,247,567	8,487,367	11,982,619
Operating expenses:
Research and development costs	618,379	801,283	2,561,825	2,833,643
Selling and marketing	801,453	1,405,013	4,003,764	5,672,023
General and administrative	778,043	758,036	3,178,604	2,887,957
Gain on litigation settlement	—	—	—	(632,600)
Restructuring costs	—	40,559	744	833,313
Total operating expenses	2,197,875	3,004,891	9,744,937	11,594,336
Operating income (loss)	(19,309)	242,676	(1,257,570)	388,283
Gain on debt extinguishment	—	—	—	754,000
Interest and other income (expense)	99,703	(113,149)	(330,927)	(657,773)
Income (loss) before income taxes	80,394	129,527	(1,588,497)	484,510
Income tax expense (benefit)	60,089	462,959	210,458	526,763
Net income (loss)	$20,305	$(333,432)	$(1,798,955)	$(42,253)
Less: Accrual of Series A redeemable convertible preferred stock dividends	463,692	294,799	1,494,057	1,143,697
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	(40,847)	14,155	49,573	299,969
Net income (loss) attributable to common stockholders	$(402,540)	$(642,386)	$(3,342,585)	$(1,485,919)
Basic net income (loss) per share attributable to common stockholders	$(0.06)	$(0.09)	$(0.47)	$(0.23)
Diluted net income (loss) per share attributable to common stockholders	$(0.06)	$(0.09)	$(0.47)	$(0.23)
Weighted average basic shares outstanding	7,118,239	7,081,760	7,100,929	6,515,274
Weighted average diluted shares outstanding	7,118,239	7,081,760	7,100,929	6,515,274

FalconStor Software, Inc. and Subsidiaries

Supplemental Information

Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Net income (loss)	$20,305	$(333,432)	$(1,798,955)	$(42,253)
Income tax expense	60,089	462,959	210,458	526,763
Interest and other expense	(99,703)	113,149	330,927	657,773
Depreciation and amortization	25,498	47,778	120,208	199,246
Restructuring costs	—	40,559	744	833,313
Severance costs	2,680	15,667	59,926	23,803
Other restructuring costs	—	30,460	6,070	463,950
Board costs	146,013	176,131	602,727	647,830
Stock based compensation	3,499	7,094	38,770	21,178
Adjusted EBITDA	$158,381	$560,365	$(429,125)	$3,331,612

FalconStor Software, Inc. and Subsidiaries

Supplemental Information

Condensed Consolidated Statements of Operations Second Half vs. First Half 2022

	Second Half	First Half
	2022	2022
Revenue:
Product revenue	$2,688,351	$1,557,826
Support and services revenue	2,920,455	2,885,616
Total revenue	5,608,806	4,443,442
Cost of revenue:
Product	51,963	45,307
Support and service	699,240	768,371
Total cost of revenue	751,203	813,678
Gross profit	4,857,603	3,629,764
Operating expenses:
Research and development costs	1,200,320	1,361,505
Selling and marketing	1,689,420	2,314,344
General and administrative	1,604,599	1,574,005
Restructuring costs	—	744
Total operating expenses	4,494,339	5,250,598
Operating income (loss)	363,264	(1,620,834)
Interest and other income (expense)	(11,696)	(319,231)
Income (loss) before income taxes	351,568	(1,940,065)
Income tax expense (benefit)	109,891	100,567
Net income (loss)	$241,677	$(2,040,632)
Less: Accrual of Series A redeemable convertible preferred stock dividends	854,708	639,349
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	(824)	50,397
Net income (loss) attributable to common stockholders	$(612,207)	$(2,730,378)